Exhibit 99.1

IMAX CORPORATION REPORTS Q2 2023 RESULTS

•
Global entertainment technology platform delivers strong Q2 year-over-year growth across all key metrics, including Revenue (+32%), Gross Margin (+31%) and Adjusted EBITDA (+29%)(1)

•
Systems signings climb to 84 to-date — significantly more than the Company delivered in all of 2022 (47) — as system installations grow to 29 through June

•
Strong IMAX share of global box office across summer blockbuster season highlighted by record-breaking 20% indexing with $35 million IMAX debut of “Oppenheimer”

•
Cash flow improvement continues, with cash from operations of — $25.9 million in first half of 2023 versus —$(5.3) million use of cash in the first half of 2022

NEW YORK, NY — July 26, 2023 — IMAX Corporation (NYSE: IMAX) today reported strong top and bottom-line financial results for the second quarter of 2023, demonstrating the value of its unique global entertainment technology platform and content portfolio.

“IMAX continues to be a winner in a dynamic global marketplace for entertainment, as demonstrated by our strong results in the second quarter,” said Richard L. Gelfond, Chief Executive Officer of IMAX. “We again proved that IMAX can drive results in virtually any business environment thanks to our global scale, asset-lite model, and diversified revenue mix across technology licensing and Hollywood and local language global box office.”

“It is increasingly clear that the future of the movie business is IMAX, as moviegoers show growing preference for the premium IMAX Experience®, our market share remains robust, and our network and content portfolio expand in the most promising international growth markets for global cinema.”

“This past weekend demonstrates the paradigm shift at hand in moviegoing, as IMAX drove strong double-digit market share with a trio of Hollywood and local releases — led by the stunning performance of ‘Oppenheimer’ — lifting the Company to one of its best weekends of all time at the global box office.”

“We remain confident we will continue to drive growth in 2023 across global box office, system signings, installations, and adjusted EBITDA. And the accelerated pace of system signings and installations we’re seeing globally this year are a very positive long-term growth indicator for our business.”

_______________

(1)
Non-GAAP Financial Measure. See the discussion at the end of this earnings release for a description of the non-GAAP financial measures used herein, as well as reconciliations to the most comparable GAAP amounts.

Second Quarter Financial Highlights

	Three Months Ended			Six Months Ended
	June 30,			June 30,
In millions of U.S. Dollars, except per share data	2023	2022	YoY % Change	2023	2022	YoY % Change
Total Revenue	$98.0	$74.0	32%	$184.9	$134.0	38%

Gross Margin	$57.9	$44.0	31%	$107.9	$75.8	42%
Gross Margin (%)	59%	60%		58%	57%

Net Income (Loss)(2)	$8.4	$(2.9)	N/A	$10.8	$(16.5)	N/A
Diluted Net Income (Loss) per share(2)	$0.15	$(0.05)	N/A	$0.20	$(0.28)	N/A
Adjusted Net Income (Loss)(1)(2)	$14.4	$3.9	266%	$23.4	$(4.3)	N/A
Adjusted Net Income (Loss) per share(1)(2)	$0.26	$0.07	271%	$0.42	$(0.07)	N/A

Adjusted EBITDA per Credit Facility(1)(3)	$32.8	$25.4	29%	$60.1	$40.2	49%
Adjusted EBITDA Margin (%)(1)(2)	35.4%	35.9%	(1.3%)	34.9%	32.3%	8.2%

Weighted average shares outstanding (in millions):
Basic	54.6	57.3	(5%)	54.3	57.9	(6%)
Diluted	55.3	57.9	(4%)	55.1	57.9	(5%)

_______________

(1)
Non-GAAP Financial Measure. See the discussion at the end of this earnings release for a description of the non-GAAP financial measures used herein, as well as reconciliations to the most comparable GAAP amounts.
(2)
Attributable to common shareholders.
(3)
Adjusted EBITDA per Credit facility attributable to common shareholders.

Second Quarter and June YTD Segment Results(1)

	Content Solutions			Technology Products and Services

In millions of U.S. Dollars	Revenue	Gross Margin	Gross Margin %	Revenue	Gross Margin	Gross Margin %
2Q23	$31.3	$20.0	64%	$64.0	$36.4	57%
2Q22	29.5	17.4	59%	42.9	25.7	60%
% change	6%	15%		49%	42%

YTD 2Q23	$63.4	$38.0	60%	$115.6	$66.3	57%
YTD 2Q22	50.5	30.0	59%	$80.7	44.1	55%
% change	26%	27%		43%	50%

_______________

(1)
Please refer to the Company’s Form 10-Q for the period ended June 30, 2023, for additional segment information.

Content Solutions Segment

•
Content Solutions revenues of $31.3 million increased 6% year-over-year. Gross box office from IMAX locations in Q2 2023 of $268.3 million; was up 8% from Q2 2022. Key contributors to second quarter box office performance included:
o
Hollywood titles led by Super Mario Bros. with $50 million in IMAX GBO with strong contributions coming from Guardians of the Galaxy Vol. 3, Fast X and Spider-Man: Across the Spider-Verse ($30M+ IMAX GBO per title).
o
Local language titles Born to Fly, The First Slam Dunk, Detective Conan: Black Iron Submarine, and Lost in the Stars contributed on average $6.4 million in IMAX GBO locally.
•
Gross margin for Content Solutions was $20.0 million, at a 64% margin, an increase of 15% compared to the second quarter of the prior year period, driven by strong profit flow-through of box office and lower marketing expense reflecting the mix of films year-over-year.

Technology Products and Services Segment

•
Technology Products and Services revenues and gross margin increased 49% to $64.0 million and 42% to $36.4 million, respectively, which reflects growth in box office tied rental revenues as well as a higher number of sale/hybrid installations, as well as amendments and renewals.
•
During the second quarter the Company installed 20 systems compared to 9 systems in the second quarter of 2022. Of those, 13 systems were under sales and hybrid JRSA arrangements compared to 5 systems in the prior year.

Operating Cash Flow and Liquidity

Net cash provided by operating activities was $25.9 million for the first half of 2023 compared to net cash used of ($5.3) million in the prior year period.

As of June 30, 2023, the Company’s available liquidity was $420.0 million, including cash and cash equivalents of $95.3 million, $280.0 million in available borrowing capacity under the Credit Facility and $44.7 million in available borrowing capacity under IMAX China’s revolving facilities. Total debt, excluding deferred financing costs was $262.4 million as of June 30, 2023.

Share Count and Capital Return

The weighted average basic and diluted shares outstanding in the second quarter of 2023 were 54.6 million and 55.3 million, respectively, compared to 57.3 million in the second quarter of 2022, a decrease of 5% and 3%, respectively.

The Company repurchased 130,501 common shares at an average price of $15.20 per share, for a total of $2.0 million, excluding commission, year-to-date.

In 2021, the Company issued $230.0 million of 0.500% Convertible Senior Notes due 2026 (“Convertible Notes”). In connection with the pricing of the Convertible Notes, the Company entered into privately negotiated capped call transactions with an initial cap price of $37.2750 per share of the Company's common shares.

On June 14, 2023, the Company announced a 3-year extension to its share-repurchase program through June 30, 2026. The current share-repurchase program authorizes the Company to repurchase up to $400 million of its common shares, of which approximately $191.5 million remains available.

Supplemental Materials

For more information about the Company’s results, please refer to the IMAX Investor Relations website located at investors.imax.com.

Investor Relations Website and Social Media

On a weekly basis, the Company posts quarter-to-date box office results on the IMAX Investor Relations website located at investors.imax.com. The Company expects to provide such updates on Tuesday of each week, although the Company may change this timing without notice. Results will be displayed with a few days lag.

The Company may post additional information on the Company’s corporate and Investor Relations website which may be material to investors. Accordingly, investors, media and others interested in the Company should monitor the Company’s website in addition to the Company’s press releases, SEC filings and public conference calls and webcasts, for additional information about the Company.

Conference Call

The Company will host a conference call today at 4:30 PM ET to discuss its second quarter 2023 financial results. This call is being webcast and can be accessed at investors.imax.com. To access the call via telephone, interested parties please pre-register here: https://register.vevent.com/register/BIebeab49b8c1d418589a6683e1accbccf and you will be provided with a dial-in number and unique pin. To avoid delays, we encourage participants to dial into the conference call ten minutes ahead of the scheduled start time. A replay of the call will be available via webcast at investors.imax.com.

About IMAX Corporation

IMAX, an innovator in entertainment technology, combines proprietary software, architecture, and equipment to create experiences that take you beyond the edge of your seat to a world you've never imagined. Top filmmakers and studios are utilizing IMAX systems to connect with audiences in extraordinary ways, and, as such, IMAX's network is among the most important and successful theatrical distribution platforms for major event films around the globe. Streaming technology company SSIMWAVE, an IMAX subsidiary, is a leader in AI-driven video quality solutions for media and entertainment companies.

IMAX is headquartered in New York, Toronto, and Los Angeles, with additional offices in London, Dublin, Tokyo, and Shanghai. As of June 30, 2023, there were 1,718 IMAX systems (1,638 commercial multiplexes, 12 commercial destinations, 68 institutional) operating in 87 countries and territories. Shares of IMAX China Holding, Inc., a subsidiary of IMAX Corporation, trade on the Hong Kong Stock Exchange under the stock code “1970.”

IMAX®, IMAX® 3D, Experience It In IMAX®, The IMAX Experience®, DMR®, Filmed For IMAXTM, IMAX LiveTM, IMAX Enhanced®, and SSIMWAVE® are trademarks and trade names of the Company or its subsidiaries that are registered or otherwise protected under laws of various jurisdictions. More information about the Company can be found at www.imax.com. You may also connect with IMAX on Instagram (https://www.instagram.com/imax), Facebook (www.facebook.com/imax), Twitter (www.twitter.com/imax) and YouTube (www.youtube.com/imaxmovies).

For additional information please contact:

Investors: IMAX Corporation, New York Jennifer Horsley 212-821-0154 jhorsley@imax.com	Media: IMAX Corporation, New York Mark Jafar 212-821-0102 mjafar@imax.com

Forward-Looking Statements

This earnings release contains forward looking statements that are based on IMAX management's assumptions and existing information and involve certain risks and uncertainties which could cause actual results to differ materially from future results expressed or implied by such forward looking statements. These forward-looking statements include, but are not limited to, business and technology strategies and measures to implement strategies, competitive strengths, goals, expansion and growth of business, operations and technology, future capital expenditures (including the amount and nature thereof), industry prospects and consumer behavior, statements regarding the closing and expected benefits of the acquisition of IMAX China and the emergence of Cineworld from bankruptcy, as well as plans and references to the future success of IMAX Corporation together with its consolidated subsidiaries (the “Company”) and expectations regarding the Company's future operating, financial and technological results. These forward-looking statements are based on certain assumptions and analyses made by the Company in light of its experience and its perception of historical trends, current conditions and expected future developments, as well as other factors it believes are appropriate in the circumstances. However, whether actual results and developments will conform with the expectations and predictions of the Company is subject to a number of risks and uncertainties, including, but not limited to, risks related to the adverse impact of the COVID-19 pandemic; risks associated with investments and operations in foreign jurisdictions and any future international expansion, including those related to economic, political and regulatory policies of local governments and laws and policies of the United States and Canada, as well as geopolitical conflicts, such as the conflict between Russia and Ukraine; risks related to the Company’s growth and operations in China; the performance of IMAX DMR® films and other films released to the IMAX network; the signing of IMAX System agreements; conditions, changes and developments in the commercial exhibition industry; risks related to currency fluctuations; the potential impact of increased competition in the markets within which the Company operates, including competitive actions by other companies; the failure to respond to change and advancements in digital technology; risks relating to consolidation among commercial exhibitors and studios; risks related to brand extensions and new business initiatives; conditions in the in-home and out-of-home entertainment industries; the opportunities (or lack thereof) that may be presented to and pursued by the Company; risks related to cyber-security and data privacy; risks related to the Company’s inability to protect the Company’s intellectual property; risks related to climate change; risks related to weather conditions and natural disasters that may disrupt or harm the Company’s business; risks related to the Company’s indebtedness and compliance with its debt agreements; general economic, market or business conditions; risks related to political, economic and social instability, including with respect to the Russia-Ukraine conflict; the failure to convert system backlog into revenue; changes in laws or regulations; any statements of belief and any statements of assumptions underlying any of the foregoing; other factors and risks outlined in the Company's periodic filings with the SEC; and other factors, many of which are beyond the control of the Company. Consequently, all of the forward-looking statements made in this earnings release are qualified by these cautionary statements, and actual results or anticipated developments by the Company may not be realized, and even if substantially realized, may not have the expected consequences to, or effects on, the Company. These factors, other risks and uncertainties and financial details are discussed in the Company’s most recent Annual Report on Form 10-K. The Company undertakes no obligation to update publicly or otherwise revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Primary Reporting Groups

The Company’s Chief Executive Officer (“CEO”) is its Chief Operating Decision Maker (“CODM”), as such term is defined under U.S. GAAP. The CODM assesses segment performance based on segment revenues and segment gross margins. Selling, general and administrative expenses, research and development costs, the amortization of intangible assets, provision for (reversal of) current expected credit losses, certain write-downs, interest income, interest expense, and income tax (expense) benefit are not allocated to the Company’s segments.

In the first quarter of 2023, the Company revised its internal segment reporting, including the information provided to the CODM to assess segment performance and allocate resources. Accordingly, the Company has two reportable segments: (i) Content Solutions, which principally includes content enhancement and distribution services, previously included within the IMAX DMR, Film Distribution and Film Post-Production segments, and (ii) Technology Products and Services, which principally includes the sale, lease, and maintenance of IMAX Systems, previously included within the JRSA, IMAX Systems, IMAX Maintenance, and Other Theater Business segments. The Company’s activities that do not meet the criteria to be considered a reportable segment are reported within All Other. Prior period comparatives have been revised to conform with the current period presentation.

The Company has the following reportable segments:

(i)
Content Solutions, which principally includes the digital remastering of films and other content into IMAX formats for distribution to the IMAX network. To a lesser extent, the Content Solutions segment also earns revenue from the distribution of large-format documentary films and exclusive experiences ranging from live performances to interactive events with leading artists and creators, as well as film post-production services.

(ii)
Technology Products and Services, which includes results from the sale or lease of IMAX Systems, as well as from the maintenance of IMAX Systems. To a lesser extent, the Technology Product and Services segment also earns revenue from certain ancillary theater business activities, including after-market sales of IMAX System parts and 3D glasses.

Transactions between segments are valued at exchange value. Inter-segment profits are eliminated upon consolidation, as well as for the disclosures below.

IMAX Network and Backlog

	Three Months Ended June 30,		Six Months Ended June 30,
System Signings:	2023	2022	2023	2022
New IMAX Systems
Sales and sales-type lease arrangements	23	2	37	6
Hybrid JRSA	—	1	—	2
Traditional JRSA	12	—	25	2
Total new IMAX Systems	35	3	62	10
Upgrades of IMAX systems	11	10	12	10
Total IMAX System signings	46	13	74	20

	Three Months Ended June 30,		Six Months Ended June 30,
System Installations:	2023	2022	2023	2022
New IMAX Systems
Sales and sales-type lease arrangements	9	3	16	7
Hybrid JRSA	2	1	2	3
Traditional JRSA	3	3	3	9
Total new IMAX Systems	14	7	21	19
Upgrades of IMAX Systems	6	2	8	4
Total IMAX System installations	20	9	29	23

	June 30,
IMAX System Backlog:	2023	2022
Sales and sales-type lease arrangements	193	170
Hybrid JRSA	109	128
Traditional JRSA	194	194
Total IMAX System backlog	496	492

	June 30,
IMAX Network:	2023	2022
Commercial Multiplex Theaters
Sales and sales-type lease arrangements	731	687
Hybrid JRSA	138	149
Traditional JRSA	769	774
Total Commercial Multiplex Theaters	1,638	1,610
Commercial Destination Theaters	12	12
Institutional Theaters	68	72
Total IMAX network	1,718	1,694

IMAX CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands of U.S. dollars, except per share amounts)

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2023	2022	2023	2022
Revenues
Technology sales	$29,360	$8,229	$47,182	$17,205
Image enhancement and maintenance services	46,867	44,958	93,994	81,052
Technology rentals	19,546	18,525	39,604	31,186
Finance income	2,206	2,256	4,145	4,561
	97,979	73,968	184,925	134,004
Costs and expenses applicable to revenues
Technology sales	13,771	4,218	21,003	10,203
Image enhancement and maintenance services	19,739	19,953	42,824	35,696
Technology rentals	6,582	5,761	13,160	12,298
	40,092	29,932	76,987	58,197
Gross margin	57,887	44,036	107,938	75,807
Selling, general and administrative expenses	38,906	37,095	73,054	67,276
Research and development	2,762	1,356	4,617	2,552
Amortization of intangible assets	1,147	1,104	2,221	2,301
Credit loss expense, net	846	112	1,066	7,341
Asset impairments	—	4,470	—	4,470
Executive transition costs	—	—	1,353	—
Income (loss) from operations	14,226	(101)	25,627	(8,133)
Unrealized investment gains	28	30	72	64
Retirement benefits non-service expense	(78)	(138)	(155)	(277)
Interest income	693	417	1,100	919
Interest expense	(1,795)	(1,326)	(3,562)	(3,031)
Income (loss) before taxes	13,074	(1,118)	23,082	(10,458)
Income tax expense	(3,461)	(3,133)	(8,346)	(5,743)
Net income (loss)	9,613	(4,251)	14,736	(16,201)
Less: net (income) loss attributable to non-controlling interests	(1,262)	1,400	(3,931)	(259)
Net income (loss) attributable to common shareholders	$8,351	$(2,851)	$10,805	$(16,460)

Net income (loss) per share attributable to common shareholders:
Basic and diluted	$0.15	$(0.05)	$0.20	$(0.28)

Weighted average shares outstanding (in thousands):
Basic	54,591	57,320	54,328	57,943
Diluted	55,320	57,320	55,145	57,943

Additional Disclosure:
Depreciation and amortization	$13,878	$14,282	$27,198	$27,023
Amortization of deferred financing costs	$625	$730	$1,250	$1,753

IMAX CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands of U.S. dollars, except share amounts)

(Unaudited)

	June 30,	December 31,
	2023	2022
Assets
Cash and cash equivalents	$95,266	$97,401
Accounts receivable, net of allowance for credit losses	125,764	136,142
Financing receivables, net of allowance for credit losses	125,450	129,384
Variable consideration receivables, net of allowance for credit losses	57,340	44,024
Inventories	37,291	31,534
Prepaid expenses	12,349	12,343
Film assets, net of accumulated amortization	8,162	5,277
Property, plant and equipment, net of accumulated depreciation	238,973	252,896
Investment in equity securities	1,046	1,035
Other assets	15,914	15,665
Deferred income tax assets, net of valuation allowance	11,450	9,900
Goodwill	52,815	52,815
Other intangible assets, net of accumulated amortization	33,886	32,738
Total assets	$815,706	$821,154
Liabilities
Accounts payable	$24,092	$25,237
Accrued and other liabilities	116,658	117,286
Deferred revenue	67,715	70,940
Revolving credit facility borrowings, net of unamortized debt issuance costs	28,002	36,111
Convertible notes and other borrowings, net of unamortized discounts and debt issuance costs	228,039	226,912
Deferred income tax liabilities	13,587	14,900
Total liabilities	478,093	491,386
Commitments, contingencies and guarantees
Non-controlling interests	732	722
Shareholders' equity
Capital stock common shares — no par value. Authorized — unlimited number.
54,620,083 issued and outstanding (December 31, 2022 — 54,148,614 issued and outstanding)	390,238	376,715
Other equity	175,374	185,678
Statutory surplus reserve	3,932	3,932
Accumulated deficit	(284,208)	(293,124)
Accumulated other comprehensive loss	(14,622)	(9,846)
Total shareholders' equity attributable to common shareholders	270,714	263,355
Non-controlling interests	66,167	65,691
Total shareholders' equity	336,881	329,046
Total liabilities and shareholders' equity	$815,706	$821,154

IMAX CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands of U.S. dollars)

(Unaudited)

	Six Months Ended
	June 30,
	2023	2022
Operating Activities
Net income (loss)	$14,736	$(16,201)
Adjustments to reconcile net income (loss) to cash provided by (used in) operating activities:
Depreciation and amortization	27,198	27,023
Amortization of deferred financing costs	1,250	1,753
Credit loss expense, net	1,066	7,341
Write-downs	474	5,432
Deferred income tax benefit	(3,279)	(300)
Share-based and other non-cash compensation	12,533	13,966
Unrealized foreign currency exchange loss	175	841
Unrealized investment gains	(72)	(64)
Changes in assets and liabilities:
Accounts receivable	9,531	(14,745)
Inventories	(6,118)	(6,949)
Film assets	(9,241)	(10,420)
Deferred revenue	(3,255)	(5,291)
Changes in other operating assets and liabilities	(19,143)	(7,679)
Net cash provided by (used in) operating activities	25,855	(5,293)
Investing Activities
Purchase of property, plant and equipment	(1,009)	(2,934)
Investment in equipment for joint revenue sharing arrangements	(4,033)	(8,651)
Interest in film classified as a financial instrument	—	(4,731)
Acquisition of other intangible assets	(3,478)	(1,680)
Net cash used in investing activities	(8,520)	(17,996)
Financing Activities
Revolving credit facility borrowings	30,717	—
Repayments of revolving credit facility borrowings	(38,886)	—
Credit facility amendment fees paid	—	(2,028)
Other borrowings	315	—
Repurchase of common shares	(4,011)	(49,355)
Repurchase of common shares, IMAX China	—	(1,844)
Taxes withheld and paid on employee stock awards vested	(6,458)	(3,393)
Principal payment under finance lease obligations	—	(890)
Dividends paid to non-controlling interests	(1,438)	—
Net cash used in financing activities	(19,761)	(57,510)
Effects of exchange rate changes on cash	291	1,200
Decrease in cash and cash equivalents during period	(2,135)	(79,599)
Cash and cash equivalents, beginning of period	97,401	189,711
Cash and cash equivalents, end of period	$95,266	$110,112

Segment Revenue and Gross Margin

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(In thousands of U.S. Dollars)	2023	2022	2023	2022
Revenue
Content Solutions	$31,290	$29,544	$63,391	$50,532
Technology Products and Services	63,976	42,857	115,643	80,720
Sub-total for reportable segments	95,266	72,401	179,034	131,252
All Other(1)	2,713	1,567	5,891	2,752
Total	$97,979	$73,968	$184,925	$134,004

Gross Margin
Content Solutions	$19,996	$17,354	$37,991	$29,979
Technology Products and Services	36,411	25,709	66,302	44,125
Sub-total for reportable segments	56,407	43,063	104,293	74,104
All Other(1)	1,480	973	3,645	1,703
Total	$57,887	$44,036	$107,938	$75,807

______________

(1)
All Other includes the results from IMAX Enhanced, SSIMWAVE, and other ancillary activities.

IMAX CORPORATION

NON-GAAP FINANCIAL MEASURES

(in thousands of U.S. dollars)

In this release, the Company presents adjusted net income (loss) attributable to common shareholders and adjusted net income (loss) attributable to common shareholders per basic and diluted share, EBITDA, Adjusted EBITDA per Credit Facility, Adjusted EBITDA margin as supplemental measures of the Company’s performance, which are not recognized under U.S. GAAP. Adjusted net income (loss) attributable to common shareholders and adjusted net income (loss) attributable to common shareholders per basic and diluted share exclude, where applicable: (i) share-based compensation; (ii) COVID-19 government relief benefits, net, (iii) realized and unrealized investment gains or losses; (iv) acquisition-related expenses, and (v) executive transaction costs, as well as the related tax impact of these adjustments.

The Company believes that these non-GAAP financial measures are important supplemental measures that allow management and users of the Company’s financial statements to view operating trends and analyze controllable operating performance on a comparable basis between periods without the after-tax impact of share-based compensation and certain unusual items included in net income (loss) attributable to common shareholders. Although share-based compensation is an important aspect of the Company’s employee and executive compensation packages, it is a non-cash expense and is excluded from certain internal business performance measures.

A reconciliation from net income (loss) attributable to common shareholders and the associated per share amounts to adjusted net income (loss) attributable to common shareholders and adjusted net income (loss) attributable to common shareholders per basic and diluted share are presented in the table below. Net income (loss) attributable to common shareholders and the associated per share amounts are the most directly comparable GAAP measures because they reflect the earnings relevant to the Company’s shareholders, rather than the earnings attributable to non-controlling interests.

In addition to the non-GAAP financial measures discussed above, management also uses “EBITDA,” as well as “Adjusted EBITDA per Credit Facility,” as defined in the Company’s Credit Agreement. As allowed by the Credit Agreement, Adjusted EBITDA per Credit Facility includes adjustments in addition to the exclusion of interest, taxes, depreciation and amortization. Accordingly, this non-GAAP financial measure is presented to allow a more comprehensive analysis of the Company’s operating performance and to provide additional information with respect to the Company’s compliance against its Credit Agreement requirements, when applicable. In addition, the Company believes that Adjusted EBITDA per Credit Facility presents relevant and useful information widely used by analysts, investors and other interested parties in the Company’s industry to evaluate, assess and benchmark the Company’s results.

EBITDA is defined as net income or loss excluding (i) income tax expense or benefit; (ii) interest expense, net of interest income; (iii) depreciation and amortization, including film asset amortization; and (iv) amortization of deferred financing costs. Adjusted EBITDA per Credit Facility is defined as EBITDA excluding: (i) share-based and other non-cash compensation; (ii) realized and unrealized investment gains or losses; (iii) acquisition-related expenses; (iv) executive transition costs; and (v) write-downs, net of recoveries, including asset impairments and credit loss expense.

A reconciliation of net income (loss) attributable to common shareholders, which is the most directly comparable GAAP measure, to EBITDA and Adjusted EBITDA per Credit Facility is presented in the table below. Net income (loss) attributable to common shareholders is the most directly comparable GAAP measure because it reflects the earnings relevant to the Company’s shareholders, rather than the earnings attributable to non-controlling interests.

In this release, the Company also presents free cash flow, which is not recognized under U.S. GAAP, as a supplemental measure of the Company’s liquidity. The Company's definition of free cash flow deducts only normal recurring capital expenditures, including its investment in joint revenue sharing arrangements, the purchase of property, plant and equipment and the acquisition of other intangible assets (from the Consolidated Statements of Cash Flows), from net cash provided by or used in operating activities. Management believes that free cash flow is a supplemental measure of the cash flow available to reduce debt, add to cash balances, and fund other financing activities. Free cash flow does not represent residual cash flow available for discretionary expenditures. A reconciliation of cash provided by operating activities to free cash flow is presented below.

These non-GAAP measures may not be comparable to similarly titled amounts reported by other companies. Additionally, the non-GAAP financial measures used by the Company should not be considered as a substitute for, or superior to, the comparable GAAP amounts.

Adjusted EBITDA per Credit Facility

	For the Three Months Ended June 30, 2023			For the Three Months Ended June 30, 2022
	Attributable to			Attributable to
	Non-controlling	Less:		Non-controlling	Less:
	Interests and	Attributable to	Attributable to	Interests and	Attributable to	Attributable to
(In thousands of U.S. Dollars)	Common Shareholders	Non-controlling Interests	Common Shareholders	Common Shareholders	Non-controlling Interests	Common Shareholders
Reported net income (loss)	$9,613	$1,262	$8,351	$(4,251)	$(1,400)	$(2,851)
Add (subtract):
Income tax expense	3,461	38	3,423	3,133	5	3,128
Interest expense, net of interest income	477	(115)	592	179	(91)	270
Depreciation and amortization, including film asset amortization	13,878	1,546	12,332	14,282	1,196	13,086
Amortization of deferred financing costs(1)	625	—	625	730	—	730
EBITDA	$28,054	$2,731	$25,323	$14,073	$(290)	$14,363
Share-based and other non-cash compensation	6,900	281	6,619	7,777	379	7,398
Unrealized investment gains	(28)	—	(28)	(30)	—	(30)
Write-downs, including asset impairments and credit loss expense	1,016	153	863	5,163	1,477	3,686
Adjusted EBITDA per Credit Facility	$35,942	$3,165	$32,777	$26,983	$1,566	$25,417
Revenues attributable to common shareholders(2)	$97,979	$5,422	$92,557	$73,968	$3,213	$70,755
Adjusted EBITDA margin attributable to common shareholders	36.7%	58.4%	35.4%	36.5%	48.7%	35.9%

	For the Twelve Months Ended June 30, 2023			For the Twelve Months Ended June 30, 2022
	Attributable to			Attributable to
	Non-controlling	Less:		Non-controlling	Less:
	Interests and	Attributable to	Attributable to	Interests and	Attributable to	Attributable to
(In thousands of U.S. Dollars)	Common Shareholders	Non-controlling Interests	Common Shareholders	Common Shareholders	Non-controlling Interests	Common Shareholders
Reported net income (loss)	$11,060	$6,595	$4,465	$(9,166)	$5,572	$(14,738)
Add (subtract):
Income tax expense	12,710	1,595	11,115	21,293	2,683	18,610
Interest expense, net of interest income	2,125	(180)	2,305	877	(378)	1,255
Depreciation and amortization, including film asset amortization	56,836	5,170	51,666	57,434	5,565	51,869
Amortization of deferred financing costs(1)	2,674	—	2,674	3,258	—	3,258
EBITDA	$85,405	$13,180	$72,225	$73,696	$13,442	$60,254
Share-based and other non-cash compensation	26,140	653	25,487	27,713	1,105	26,608
Unrealized investment gains	(78)	—	(78)	(123)	—	(123)
Acquisition-related expenses	1,278	—	1,278	—	—	—
Write-downs, including asset impairments and credit loss expense	4,490	463	4,027	11,691	1,091	10,600
Executive transition costs	1,353	—	1,353	—	—	—
Adjusted EBITDA per Credit Facility	$118,588	$14,296	$104,292	$112,977	$15,638	$97,339
Revenues attributable to common shareholders(2)	$351,726	$24,489	$327,237	$299,178	$26,789	$272,389
Adjusted EBITDA margin attributable to common shareholders	33.7%	58.4%	31.9%	37.8%	58.4%	35.7%

______________

(1)
The amortization of deferred financing costs is recorded within Interest Expense in the Condensed Consolidated Statement of Operations.

(2)
Revenues attributable to common shareholders calculated as follows:

	Three months ended	Three months ended	Twelve months ended	Twelve months ended
(In thousands of U.S. Dollars)	June 30, 2023	June 30, 2022	June 30, 2023	June 30, 2022
Total revenues	$97,979	$73,968	$351,726	$299,178
Greater China revenues	$19,112	$11,237	$86,295	$92,083
Non-controlling interest ownership percentage(3)	28.37%	28.59%	28.38%	29.09%
Deduction for non-controlling interest share of revenues	(5,422)	(3,213)	(24,489)	(26,789)
Revenues attributable to common shareholders	$92,557	$70,755	$327,237	$272,389
(3)
Weighted average ownership percentage for change in non-controlling interest share.

Adjusted Net Income (Loss) Attributable to Common Shareholders and Adjusted Net Income (Loss) Per Share

	Three Months Ended June 30,
	2023		2022
(In thousands of U.S. Dollars, except per share amounts)	Net Income	Per Share	Net (Loss) Income	Per Share
Net income (loss) attributable to common shareholders	$8,351	$0.15	$(2,851)	$(0.05)
Adjustments(1):
Share-based compensation	6,511	0.12	7,261	0.13
COVID-19 government relief benefits, net	—	—	32	—
Unrealized investment gains	(27)	—	(30)	—
Tax impact on items listed above	(480)	(0.01)	(490)	(0.01)
Adjusted net income(1)	$14,355	$0.26	$3,922	$0.07

Weighted average shares outstanding — basic		54,591		57,320
Weighted average shares outstanding — diluted		55,320		57,856

	Six Months Ended June 30,
	2023		2022
(In thousands of U.S. dollars, except per share amounts)	Net Income	Per Share	Net Loss	Per Share
Net income (loss) attributable to common shareholders	$10,805	$0.20	$(16,460)	$(0.28)
Adjustments(1):
Stock-based compensation	12,047	0.22	13,220	0.23
COVID-19 government relief benefits, net	—	—	(161)	—
Unrealized investment gains	(72)	—	(64)	—
Acquisition-related expenses	156	—	—	—
Executive transition costs	1,353	0.02	—	—
Tax impact on items listed above	(909)	(0.02)	(857)	(0.01)
Adjusted net income (loss)(1)	$23,380	$0.42	$(4,322)	$(0.07)

Weighted average shares outstanding — basic		54,328		57,943
Weighted average shares outstanding — diluted		55,145		57,943

_______________

(1)
Reflects amounts attributable to common shareholders.

Free Cash Flow

Six Months Ended
(In thousands of U.S. Dollars)	June 30, 2023
Net cash provided by operating activities	$25,855
Net cash used in capital expenditures	(8,520)
Free cash flow	$17,335